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                                                               Sub-Item 77Q1(a)

                                AMENDMENT NO. 1
                       TO THE THIRD AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                                      OF
        AIM TREASURER'S SERIES TRUST (INVESCO TREASURER'S SERIES TRUST)

       This Amendment No. 1 (the "Amendment") to the Third Amended and Restated Agreement and Declaration of Trust of AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust) (the "Trust") amends, effective December 15, 2017, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the "Agreement").

       Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

      WHEREAS, the Trust desires to amend the Agreement to change the name of Premier Portfolio to Invesco Premier Portfolio, Premier Tax-Exempt Portfolio to Invesco Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio to Invesco Premier U.S. Government Money Portfolio;

       NOW, THEREFORE, the Agreement is hereby amended as follows:

   1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

   2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

   3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

   IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 1, 2017.

                                          By:     /s/ John M. Zerr
                                                  ------------------------------
                                          Name:   John M. Zerr
                                          Title:  Senior Vice President

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                                   EXHIBIT 1

                                  "SCHEDULE A
                                      OF
        AIM TREASURER'S SERIES TRUST (INVESCO TREASURER'S SERIES TRUST)
                        PORTFOLIOS AND CLASSES THEREOF

       PORTFOLIO                                CLASSES OF PORTFOLIO
       ---------                              --------------------------
       Invesco Premier Portfolio              Institutional Class
                                              Investor Class
                                              Personal Investment Class
                                              Private Investment Class
                                              Reserve Class
                                              Resource Class

       Invesco Premier Tax-Exempt Portfolio   Institutional Class
                                              Investor Class

       Invesco Premier U.S. Government Money  Institutional Class
         Portfolio                            Investor Class"

                                      2